Exhibit 10.1

FIRST AMENDMENT

TO FIVE-YEAR REVOLVING CREDIT FACILITY AGREEMENT

This FIRST AMENDMENT TO THE FIVE-YEAR REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is entered into as of March 29, 2018 (the “First Amendment Effective Date”), among THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Delaware Corporation (the “Company”), the LENDERS (hereinafter defined) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

R E C I T A L S

A. Reference is made to the Five-Year Revolving Credit Facility Agreement by and among the Company and such other subsidiaries of the Company as the Company may designate from time to time subject to customary conditions (the “Borrowing Subsidiaries” and, together with the Company, the “Borrowers”), the Administrative Agent and the lenders party thereto, dated as of October 31, 2014 (in effect prior to the date hereof, the “Existing Credit Agreement”, and as amended by the provisions set forth in Section 1 of this Amendment, the “Credit Agreement”). Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings set forth in the Credit Agreement and all Section references herein are to sections in the Credit Agreement.

B. The Borrowers have requested that upon and subject to the consent of the Required Lenders (under and as defined in the Existing Credit Agreement) party hereto (the “Consenting Lenders”) (which Consenting Lenders constitute the Required Lenders for purposes of this Amendment), each lender set forth on Schedule 2.01 to the Amended and Restated Credit Agreement (as defined below) that shall have a Commitment (as defined in the Amended and Restated Credit Agreement) under the Amended and Restated Credit Agreement (the “Extending Lenders” and, together with the Consenting Lenders, the “Lenders”) and the Administrative Agent enter into this Amendment to amend certain provisions of the Existing Credit Agreement as of the date hereof, subject to the terms and conditions set forth in this Amendment.

C. The Borrowers have further requested that the Lenders and the Administrative Agent agree that the Credit Agreement (including all the exhibits and schedules thereto) be further amended and restated upon the “Extension Date” (as such term is defined in Exhibit A hereto, the “Extension Date”) (the Credit Agreement (including all the exhibits and schedules thereto) as so amended and restated, the “Amended and Restated Credit Agreement”) as attached hereto as Exhibit A.

In consideration of the foregoing and the mutual covenants contained herein, the Borrowers, the Lenders and the Administrative Agent agree and acknowledge as follows:

1. Amendments to Existing Credit Agreement.

(a) Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“ “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

“ “Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

“ “Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.”

“ “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

“ “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

“ “EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

“ “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”

“ “PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.”

“ “Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(b) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Consolidated Net Worth” in its entirety and replacing it with the following in lieu thereof:

“ “Consolidated Net Worth” shall mean, as at any date of determination, without duplication, the consolidated stockholders’ equity of the Company and its Subsidiaries (excluding Preferred Stock of the Company, except for perpetual Preferred Stock of the Company, and accumulated other comprehensive income), as determined on a consolidated basis in accordance with GAAP, plus non-controlling interests in Subsidiaries, as determined in accordance with GAAP.”

(c) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Consolidated Total Capitalization” in its entirety and replacing it with the following in lieu thereof:

“ “Consolidated Total Capitalization” shall mean, as at any date of determination, the sum of (a) Consolidated Total Debt plus (b) Consolidated Net Worth plus (c) Special Securities (but only to the extent of any portion of such Special Securities that would account for less than 15% of Consolidated Total Capitalization).”

(d) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Consolidated Total Debt” in its entirety and replacing it with the following in lieu thereof:

“ “Consolidated Total Debt” shall mean, as at any date of determination, without duplication, (i) all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (ii) preferred securities that are mandatorily redeemable, or redeemable at the option of the holder, within 10 years of such date of determination, plus (iii) Special Securities but only to the extent of any portion of such Special Securities that would exceed 15% of Consolidated Total Capitalization.”

(e) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Special Securities” in its entirety and replacing it with the following in lieu thereof:

“ “Special Securities” shall mean any of the following issued by the Borrower, (a) redeemable preferred securities that are not redeemable, whether mandatorily or at the option of the holder thereof, sooner than the tenth anniversary of the date of determination, (b) junior subordinated debentures outstanding on the First Amendment Effective Date that (i) are subordinated in right of payment to the Loans and (ii) do not mature and are not redeemable, mandatorily or at the option of the holder thereof, prior to the date that is 90 days following the latest Maturity Date under this Agreement and (c) any other securities issued on or after the First Amendment Effective Date that at the time of determination would be (in accordance with S&P’s methodology as in effect on the First Amendment Effective Date or, if later, the date of issuance of such securities, but applying such methodology to the terms of such securities, including maturity, as in effect on the date of determination) classified as possessing “intermediate equity content” (either strong or adequate) or “high equity content” by S&P (or the equivalent classification then in effect).”

(f) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting clause (d)(i) of the definition of “Defaulting Lender” in its entirety and replacing it with the following in lieu thereof:

“(i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action”

(g) Article III of the Existing Credit Agreement is hereby amended by inserting a new Section 3.14 immediately after Section 3.13 of such Article as follows:

“3.14 Plan Assets. As of the First Amendment Effective Date, each Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.”

(h) Article III of the Existing Credit Agreement is hereby amended by inserting a new Section 3.15 immediately after the new Section 3.14 of such Article as follows:

“3.15 EEA Financial Institutions. No Borrower is an EEA Financial Institution.”

(i) Section 5.14 of the Existing Credit Agreement is hereby amended by deleting the reference to “US$13,500,000,000” therein and inserting “US$9,000,000,000” in lieu thereof;

(j) Article VIII of the Existing Credit Agreement is hereby amended by inserting a new Section 8.09 immediately after Section 8.08 of such Article as follows:

“8.09 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that:

(i) none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies,

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

(k) Article IX of the Existing Credit Agreement is hereby amended by inserting a new Section 9.21 immediately after Section 9.20 of such Article as follows:

“9.21 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or LC Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or LC Issuer that is an EEA Financial Institution arising under any Loan

Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or LC Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(l) Schedule 9.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the schedule attached hereto as Schedule 9.01.

2. Representations. As a material inducement to the Lenders and the Administrative Agent to execute and deliver this Amendment, each Borrower represents and warrants to the Lenders and the Administrative Agent that on and as of the date hereof:

(a) The execution, delivery and performance of this Amendment (i) has been duly authorized by all requisite corporate action and (ii) will not (A) violate (x) any provision of any law, statute, rule or regulation (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrowers, (y) any order of any Governmental Authority or (z) any provision of any indenture or other agreement evidencing Indebtedness or, except for violations that could not reasonably be expected to result in a Material Adverse Effect or to affect adversely the rights or interests of the Lenders, any agreement or other instrument to which any Borrower is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture or other agreement evidencing Indebtedness or, except for conflicts, breaches or defaults that could not reasonably be expected to result in a Material Adverse Effect or to affect adversely the rights or interests of the Lenders, any other agreement or other instrument to which any Borrower is a party or by which it or any of its property is or may be bound, or (C) result in the creation or imposition of any lien upon any property or assets of any Borrower;

(b) upon its execution and delivery by the Borrowers, the Administrative Agent and the Lenders, this Amendment will constitute a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with this Amendment’s terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) no Default or Event of Default has occurred and is continuing; and

(d) the representations and warranties of such Borrower set forth in the Credit Agreement are true and correct in all material respects as of the First Amendment Effective Date.

3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall not become effective and the First Amendment Effective Date shall not occur unless and until each of the following conditions precedent have been satisfied:

(a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, the Consenting Lenders, the Extending Lenders and the Administrative Agent;

(b) the Administrative Agent shall have received a favorable written opinion of (i) Donald C. Hunt, Esq., in-house counsel to the Borrowers and (ii) Cleary Gottlieb Steen & Hamilton LLP, counsel to the Borrowers, dated the First Amendment Effective Date and addressed to the Administrative Agent and the Lenders, covering such matters relating to the Borrowers, this Amendment, the Amended and Restated Credit Agreement and the transactions contemplated thereby as the Administrative Agent shall reasonably request;

(c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of this Amendment, the Amended and Restated Credit Agreement and the transactions contemplated hereby and thereby and any other legal matters relating to the Borrowers, the Loan Documents, this Amendment the Amended and Restated Credit Agreement or the transactions contemplated hereby or thereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received all fees due and payable on or prior to the First Amendment Effective Date required to be paid by the Borrowers in connection with this Amendment and under any commitment letter or fee letter entered into in connection therewith (including, but not limited to, (i) any and all fees due and payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., U.S. Bank National Association and Wells Fargo Securities LLC and (ii) fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel to the Administrative Agent);

(e) the Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, as may be reasonably requested in writing at least seven (7) Business Days prior to the First Amendment Effective Date;

(f) on and as of the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing;

(g) the representations and warranties of each Borrower set forth in the Credit Agreement are true and correct in all material respects as of the First Amendment Effective Date; and

(h) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company, certifying that the representations and warranties set forth in Section 2 of this Amendment shall be true and correct as of the First Amendment Effective Date.

4. Amended and Restated Credit Agreement. Upon the satisfaction of the conditions set forth in Section 5 hereof, the Credit Agreement shall, automatically and without further action by any party, be amended and restated in the form of the Amended and Restated Credit Agreement as set forth in Exhibit A attached hereto (it being understood and agreed that, in the event that such conditions are not satisfied on or prior to January 10, 2019, the Amended and Restated Credit Agreement shall not become effective and the Credit Agreement (as otherwise amended by this Amendment) shall remain in full force and effect).

Without limiting the generality of the foregoing, the parties agree that, subject to the satisfaction of the conditions referred to in the paragraph above, on the Extension Date:

(a) the amount of the aggregate Commitments under the Credit Agreement shall be automatically and permanently reduced to $750,000,000 pursuant to Section 2.12 of the Credit Agreement (it being understood and agreed by the Administrative Agent and the Extending Lenders that any advance notice required thereunder in order to reduce the Commitments is hereby waived) and the Borrowers shall, if necessary, concurrently prepay the principal of outstanding Loans or cash collateralize outstanding Letters of Credit such that the Revolving Credit Exposures shall not exceed the Commitments in effect after such reduction of the Commitments;

(b) without any further action by the Borrowers, each Lender (as defined in the Existing Credit Agreement) that is not set forth on Schedule 2.01 to the Amended and Restated Credit Agreement and will not have a Commitment (as defined therein) under the Amended and Restated Credit Agreement (each an “Exiting Lender”), each Extending Lender, the Administrative Agent or any other party hereto, (i) each of the Exiting Lenders and each of the Extending Lenders whose aggregate amount of Commitments under the Credit Agreement immediately prior to the Extension Date (after giving effect to the reduction in the aggregate Commitments set forth in clause (a) above) is being reduced pursuant to the Amended and Restated Credit Agreement from its aggregate amount of Commitments under the Credit Agreement (each a “Reducing Party”) shall be deemed to have irrevocably sold and assigned to each of the Extending Lenders whose aggregate amount of commitments is being increased pursuant to the Amended and Restated Credit Agreement from its aggregate amount of Commitments under the Credit Agreement (each an “Increasing Party”) an undivided portion of its Commitments under the Credit Agreement and its rights and obligations as a Lender under the Credit Agreement, and the other Loan Documents (to the extent a party thereto), and each of the Increasing Parties shall be deemed to have irrevocably accepted and assumed from each of the Reducing Parties, an undivided portion of such commitments, rights and obligations, so that, after giving effect thereto, each of the Extending Lenders has a Commitment (as such term is defined in the Amended and Restated Credit Agreement) as set forth on Schedule 2.01 to the Amended and Restated Credit Agreement, (ii) each of the Exiting Lenders shall not be a party to the Amended and Restated Credit Agreement or have any further rights or obligations thereunder (other than any right or obligation, that, pursuant to the Credit Agreement, expressly survives a termination of the Commitment of such Exiting Lender under the Credit Agreement), all as if the sales and assignments set forth in this Section 4(b) had been effected pursuant to one or more Assignment and Assumption Agreements, and (iii) each of the Extending Lenders shall continue to be a party to the Amended and Restated Credit Agreement with a Commitment (as defined therein) as set forth on Schedule 2.01 to the Amended and Restated Agreement and shall continue to have the rights and obligations of a Lender (as defined therein) thereunder and under the other Loan Documents (as defined therein);

(c) Existing Roll-Over Letters of Credit (as defined in the Amended and Restated Credit Agreement) that are issued by an LC Issuer under the Credit Agreement shall be deemed to have been issued pursuant to the Amended and Restated Credit Agreement by that LC Issuer, in its capacity as an LC Issuer (as defined in the Amended and Restated Credit Agreement), and shall be deemed to be amended as of the Extension Date so that the liability of the Extending Lenders under such Existing Roll-Over Letter of Credit from and after the Extension Date shall be consistent with the requirements of the Amended and Restated Credit Agreement, including pursuant to Section 2.06(d) of the Amended and Restated Credit Agreement, and such Existing Roll-Over Letters of Credit (as defined in the Amended and Restated Credit Agreement), as so amended, shall be deemed to have been issued pursuant to the Amended and Restated Credit Agreement; and

(d) the Borrowers and each Extending Lender shall make such adjustments and payments as the Administrative Agent shall determine in order to give effect to the foregoing.

For the avoidance of doubt, until the Extension Date, each Exiting Lender and each Extending Lender shall continue to hold its Commitment under the Credit Agreement.

5. Conditions Precedent to Extension Date. The Amended and Restated Credit Agreement shall become effective upon satisfaction of the following on or prior to January 10, 2019:

(a) the First Amendment Effective Date shall have occurred;

(b) the conditions precedent set forth in Section 4.02 of the Amended and Restated Credit Agreement shall have been satisfied;

(c) Schedule 1.01(B) to the Amended and Restated Credit Agreement shall have been updated immediately prior to the Extension Date; and

(d) the Administrative Agent, the Arrangers and each Lender shall have received all fees due and payable on or prior to the Extension Date required to be paid by the Borrowers in connection with this Amendment, the Amended and Restated Credit Agreement and under any commitment letter or fee letter entered into in connection therewith (including fees, charges and disbursements of Davis Polk & Wardwell LLP, as counsel to the Administrative Agent).

6. Expenses. The Borrowers shall pay all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

7. Miscellaneous. Unless stated otherwise herein, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions shall not be construed in interpreting provisions of this Amendment, (c) this Amendment shall be governed by and construed in accordance with the laws of the State of New York, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts shall be construed together to constitute the same document, (f) delivery of an executed counterpart of a signature page to this Amendment by telecopier, by electronic mail or by other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment, (g) this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, (h) except as provided in this Amendment, the Credit Agreement, and the other Loan Documents are unchanged and are ratified and confirmed; and (i) except as provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8. Parties. This Amendment is a Loan Document. This Amendment binds and inures to the benefit of the Borrowers, the Administrative Agent, the Lenders and their respective successors and assigns, subject to Section 9.04 of the Credit Agreement.

The parties hereto have executed this Amendment in multiple counterparts as of the date first above written.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the date set forth above,

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Sabra R. Purtill
	Name:	Sabra R. Purtill
	Title:	Senior Vice President and Treasurer

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Elizabeth Uribe
	Name:	Elizabeth Uribe
	Title:	Assistant Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Hema Kishani
	Name:	Hema Kishani
	Title:	Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James S. Mintzer
	Name:	James S. Mintzer
	Title:	Executive Director

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

CITIBANK, N.A., as a Lender

By:	/s/ Maureen Moroney
	Name:	Maureen Moroney
	Title:	Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ferris Joanis
	Name:	Ferris Joanis
	Title:	Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Grainne Pergolini
	Name:	Grainne Pergolini
	Title:	Managing Director

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

BARCLAYS BANK PLC, as a Lender

By:	/s/ May Huang
	Name:	May Huang
	Title:	Assistant Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Authorized Signatory

By:	/s/ Sophie Bulliard
	Name:	Sophie Bulliard
	Title:	Authorized Signatory

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Annie Carr
	Name:	Annie Carr
	Title:	Authorized Signatory

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Richard G. Shaw
	Name:	Richard G. Shaw
	Title:	Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Scott Hennessee
	Name:	Scott Hennessee
	Title:	Senior Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:	/s/ Kimberly R. Costa
	Name:	Kimberly R. Costa
	Title:	Vice President

[Signature Page to First Amendment to Five-Year Revolving Credit Facility Amendment]

Schedule 9.01

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and requests for credit extensions):

Bank of America, N.A.

2380 Performance Dr.; Building C

Mail Code: TX2-984-03-23

Richardson, TX 75082

Attention of Kesha Martinez

Telephone No.: 469-201-8836

Telecopy No.: 214-290-9416

Electronic Mail: kesha.martinez@bankofamerica.com

Ref: The Hartford Financial Services Group

Account No. (for Dollars):

Bank of America NA

ABA# 026009593

ACCT: 1366072250600

Attn: Credit Services

Ref: The Hartford Financial Services Group

Account No. (for Euro):

Bank of America London

IBAN: GB63 BOFA 1650 5096 2720 19

ACCT: 96272019

Swift Address: BOFAGB22

Attn: Grand Cayman Unit 1207

Ref: The Hartford Financial Services Group

Account No. (for Sterling):

Bank of America London

IBAN: GB41 BOFA 1650 5096 2720 27

ACCT: 96272027

London Sort Code: 16-50-50

Swift Address: BOFAGB22

Ref: The Hartford Financial Services Group

Attn: Grand Cayman Unit 1207

Account No. (for Yen):

Bank of America, Tokyo

Swift Address: BOFAJPJX

ACCT: 96272011

Attn: Credit Services Grand Cayman Unit 1207

Ref: The Hartford Financial Services Group

Account No. (for Canadian Dollars):

Bank of America Canada

Swift Address: BOFACATT

ACCT: 65042228

Attn: Credit Services Grand Cayman Unit 1207

Ref: The Hartford Financial Services Group

(for other Notices as Administrative Agent):

Bank of America, N.A.

Agency Management

135 S. LaSalle Street

Mail Code: IL4-135-09-61

Chicago, IL 60603

Attention: Elizabeth Uribe

Telephone No.: 312-828-5060

Telecopy No.: 877-206-9473

Electronic Mail: elizabeth.uribe@baml.com

Ref: The Hartford Financial Services Group

LC ISSUER:

Bank of America, N.A.

Global Trade Operations

One Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507-1999

Standby Letter of Credit Unit

Attn: Charles Herron, Assistant VP

Telephone No.: 570-496-9564

Telecopy No.: 1-800-755-8743

EXHIBIT A

Amended and Restated Credit Agreement (including Schedules and Exhibits thereto)

Attached.